EXHIBIT 10.2

PROMISSORY NOTE

$230,000,000.00                                       New York, New York
As of January 5th, 2001

        FOR VALUE RECEIVED, the undersigned, DEARBORN CENTER, L.L.C. , a Delaware limited liability company, having an address at c/o J. Paul Beitler Development Company, 181 West Madison Street, Suite 3900, Chicago, Illinois 60602 (“Maker”), hereby promises to pay to the order of BAYERISCHE HYPO- UND VEREINSBANK AG, New York Branch, a banking corporation organized under the laws of the Federal Republic of Germany, having an office at 150 East 42nd Street, New York, New York 10017 (“Holder”), its successors and assigns, on or before the Maturity Date, the principal sum of Two Hundred Thirty Million and 00/100 Dollars ($230,000,000.00), or so much thereof as may be advanced from time to time pursuant to the Credit Agreement, as hereinafter defined, and be outstanding in lawful money of the United States of America, together with interest thereon to be computed and paid as specified in the Credit Agreement.

        Except as otherwise defined or limited herein, capitalized terms used herein and defined in the Credit Agreement shall have the meanings ascribed to them in that certain Credit Agreement, dated of even date herewith, by and among Maker and Holder, as agent for itself and the other Lenders (as the same may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”).

        This is one of the Notes (and as of the date hereof, the only Note) referred to in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the failure of Maker to pay prior to the expiration of any notice and cure periods, interest on this Note or any other amount due under the Credit Agreement or any other Loan Document, or the happening of certain other stated events and also for optional prepayments on account of principal hereof prior to the Maturity Date on the terms and conditions therein specified. In the event that Holder retains counsel to collect all or any part of the Debt, or to protect, or foreclose the security provided in connection herewith, Maker, subject to the terms and conditions of the Credit Agreement, agrees to pay reasonable costs of collection incurred by Holder, including reasonable attorneys’ fees.

        This Note is secured as provided in the Loan Documents. Reference is hereby made to the other Loan Documents for a description of the properties and assets in which liens and security interests have been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interests were granted and the rights of the Maker of this Note and Maker in respect thereof.

        Maker hereby agrees that, if an Event of Default shall have occurred and is continuing, Maker shall pay interest at the Default Rate on the outstanding amount of the Loan and accrued but unpaid interest thereon, upon demand from time to time, to the extent permitted by applicable law.

        All notices, requests, demands or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Credit Agreement directed to the parties at their respective addresses as provided therein.

        THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY MAKER AND ACCEPTED BY HOLDER IN THE STATE OF NEW YORK, AND THE PROCEEDS DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO NOTES MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING UNDERSTOOD THAT THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF THIS NOTE AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT. TO THE FULLEST EXTENT PERMITTED BY LAW, MAKER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MAKER OR HOLDER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND MAKER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

        No release of any security for the Debt or any Person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Holder and any other Person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker or any other Person or party who might be or become liable for the payment of all or any part of the Debt under the Loan Documents, except as otherwise expressly provided herein or therein.

        Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, and notice of intent to accelerate the maturity hereof and (except as may be expressly provided for in the Loan Documents) of acceleration.

        This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Upon payment in full of the Debt, this Note (and all other Notes) shall automatically terminate and be promptly returned to Maker marked “Paid in Full”, and Holder shall take all other actions to release the Debt as are required by Section 2.5 of the Credit Agreement.

        Whenever used, the singular number shall include the plural, the plural the singular, and the words “Holder” and “Maker” shall include their respective successors, permitted assigns, heirs, executors and administrators as permitted under the Loan Documents.

        This Note is binding upon and shall inure to the benefit of Maker and Holder, and their successors and permitted assigns. If Maker consists of more than one person or entity, each shall be jointly and severally liable to perform Maker’s obligations under this Note.

        Recourse against Maker under this Note shall be subject to the terms of Section 11.25 of the Credit Agreement and the terms thereof are hereby incorporated by reference and shall have the same force and effect as if set forth in full herein.

        All agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lenders or the Holder hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable law. If, for any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if for any circumstance Lenders or the Holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied on an Interest Payment Date to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

(SPACE LEFT INTENTIONALLY BLANK)
     IN WITNESS  WHEREOF,  Maker has caused this Note to be duly executed by its duly authorized representative, as of the day and year first above written.

                                  DEARBORN CENTER, L.L.C.,

                                  By:  Prime/Beitler Development Company, L.L.C.,
                                  its sole member

                                  By:  Penny Beitler L.L.C., its managing member

                                       By:  [s] J. Paul Beitler
                                             J. Paul Beitler
                                             Manager